EXHIBIT 99.1

PRESS RELEASE

Contacts: Kite Realty Group Trust Dan Sink Chief Financial Officer (317) 577-5609 dsink@kiterealty.com	Kite Realty Group Trust Adam Chavers Vice President of Investor Relations (317) 713-5684 achavers@kiterealty.com

Kite Realty Group Trust Reports
Third Quarter 2010 Results

Highlights

•	Funds From Operations (FFO) was $7.8 million or $0.11 per diluted share for the third quarter of 2010.

•	Operating retail portfolio was 92.2% leased at quarter end compared to 91.0% at the end of the previous quarter.

•	42 new and renewal leases for 349,000 square feet were executed during the quarter.

•	New anchor leases signed during the quarter with BuyBuy Baby (two locations) and The Container Store.

•	Subsequent to the end of the quarter, the Company exercised the one year extension option on its $200 million revolving line of credit.

Indianapolis, Ind., November 3, 2010 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its third quarter ended September 30, 2010.  Financial statements and exhibits attached to this release include results for the three and nine months ended September 30, 2010 and 2009.

Financial and Operating Results

For the three months ended September 30, 2010, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $7.8 million for the Operating Partnership, or $0.11 per diluted share, compared to $2.8 million, or $0.04 per diluted share in the same period of the prior year.  The majority of the change between years in FFO and FFO per share is attributable to a non-cash impairment charge in 2009 of $5.4 million, or $0.08 per share.

FFO allocable to the Company for the third quarter of 2010 was $6.9 million compared to $2.5 million for the same period of the prior year.

For the nine months ended September 30, 2010, FFO was $22.4 million for the Operating Partnership, or $0.31 per diluted share, compared to $20.0 million, or $0.35 per diluted share for the first nine months of 2009.  The majority of the change in FFO between years reflects the $5.4 million non-cash impairment charge in 2009 offset by the effect of the Company’s May 2009 common share offering of $0.08 per share.  Also contributing to the change between years were lower gains on land and outlot sales, lower after tax construction margin, and higher interest expense.

FFO allocable to the Company for the first nine months of 2010 was $19.9 million compared to $16.9 million for the same period of the prior year.

The Company’s total revenue for the third quarter of 2010 was $25.2 million, down slightly from $25.7 million for the same period in 2009.  This decrease was primarily a result of lower construction activity ($1.4 million), offset by higher minimum rents ($0.5 million) and gains on sales of land and outlot parcels ($0.2 million).  The Company recorded a net loss of $2.4 million for the third quarter of 2010, compared to net loss of $3.4 million for the same period of the prior year.  The decrease in the net loss between years primarily reflects the $5.4 million non-cash impairment charge in 2009, offset by $1.6 million of gain from the consolidation of The Centre in 2009 and $2.4 million of additional non-cash depreciation charges recorded in 2010 in connection with the redevelopment of three properties.

The Company’s total revenue for the first nine months of 2010 was $75.5 million, down from $86.0 million for the same period in 2009.  This decrease was primarily a result of lower construction activity ($9.5 million) and lower gains on sales of land and outlot parcels ($1.1 million).  The Company recorded a net loss of $7.5 million for the first nine months of 2010, compared to a net loss of $2.4 million in the same period of the prior year.  This change between years reflects the $5.4 million non-cash impairment charge in 2009, offset by the $1.6 million gain from the consolidation of The Centre in 2009 and $5.9 million of additional non-cash depreciation charges recorded in 2010 in connection with the redevelopment of three properties.  Also contributing to the change between years were lower gains on land and outlot sales ($1.1 million), lower net construction activity ($0.6 million) and higher interest expense ($0.7 million).

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer, said, “Our leasing efforts continue to drive improving Company results.  Our retail leased percentage has increased 220 basis points over the last two quarters and we are on pace to lease or renew in excess of one million square feet for the year.  These strong leasing efforts will be reflected in improved revenue generation in future quarters as the related spaces are occupied.  We also continue to focus on our plan to reduce the debt to EBITDA ratio in 2011 given this leasing production and the pending stabilization of certain development and redevelopment properties.”

Operating Portfolio

As of September 30, 2010, the Company owned interests in 60 properties totaling approximately 8.9 million square feet.  The 5.0 million square feet of owned gross leasable area (“GLA”) in the Company’s 51-property retail operating portfolio was 92.2% leased as of September 30, 2010, compared to 91.0% leased as of the end of the prior quarter.  The Company’s four commercial operating properties, totaling approximately 499,200 square feet, were unchanged at 95.5% leased compared to the prior quarter.

For the combined retail and commercial operating portfolio, the leased percentage was 92.5% as of September 30, 2010, compared to 91.5% leased as of the end of the prior quarter.

On a same property basis, the leased percentage of the Company’s 55 operating properties was 92.5% at September 30, 2010 and 91.2% at September 30, 2009.  Same property net operating income for these properties decreased 0.5% in the third quarter of 2010 compared to the same period in the prior year and increased 0.7% compared to the second quarter of 2010.

Financing Activities

Subsequent to the end of the quarter, the Company exercised the one year extension option on its $200 million unsecured revolving line of credit.  The maturity date for the facility is now February 2012.

Leasing Activities

During the third quarter of 2010, the Company executed 42 new and renewal leases totaling 349,000 square feet.  New leases were signed with 27 tenants for approximately 191,900 square feet of GLA representing a 4.8% cash rent spread.  A total of 15 leases for 157,100 square feet were renewed during the quarter.  Renewal rental rates were 1.6% above previous rents excluding two anchor tenant renewals.  Including these anchor renewals, renewal rental rates for the quarter were 2.9% below previous rents.

The Company executed multiple anchor leases during the quarter.  The Container Store and BuyBuy Baby executed 23,500 and 26,000 square foot leases, respectively, to join Nordstrom Rack as part of the redevelopment of Rivers Edge in Indianapolis, Indiana.  In the operating portfolio, BuyBuy Baby signed a 33,900 square foot lease to occupy the Company’s final Circuit City vacancy at Market Street Village in Hurst, Texas.  This property is now 99% leased.

Also during the quarter, Dick’s Sporting Goods at International Speedway Square commenced paying rent.

The Company is currently in various stages of negotiations for 25 new and renewal leases with tenants for a total of approximately 160,000 square feet.

Development Activities

As of September 30, 2010, the Company owned interests in two in-process development projects, Eddy Street Commons in South Bend, Indiana and Cobblestone Plaza in Ft. Lauderdale, Florida, that are expected to total approximately 297,700 owned square feet.  The total estimated cost of these projects is approximately $87 million, of which approximately $81 million had been incurred as of September 30, 2010.

At Eddy Street Commons, the leased percentage increased to approximately 95.6% at the end of the third quarter compared to 84.8% the previous quarter.  Stabilized occupancy will occur as interior tenant construction is completed.  At Cobblestone Plaza, construction of Whole Foods will commence in the fourth quarter.

The Company also has five properties in redevelopment representing a total of approximately 510,300 square feet.  Coral Springs Plaza near Boca Raton, Florida is 100% leased to Toys “R” Us which opened in October.  Academy Sports anchors the Company’s Bolton Plaza redevelopment in Jacksonville, Florida and opened during the third quarter.  Also during the quarter, the Company executed leases with BuyBuy Baby and The Container store to join Nordstrom Rack as anchors for its Rivers Edge redevelopment that commenced construction in October.

Distributions

On September 17, 2010, the Board of Trustees declared a quarterly cash distribution of $0.06 per common share for the quarter ended September 30, 2010 to shareholders of record as of October 6, 2010.  This distribution was paid on October 13, 2010.  The Board of Trustees anticipates declaring a quarterly cash distribution for the quarter ending September 30, 2010 later in the fourth quarter.

FFO Guidance

The Company is revising its FFO guidance for the year ending December 31, 2010 to a range of $0.42 to $0.45 per diluted share.  Following is a reconciliation of estimated net loss per common share to estimated diluted FFO per share:

Guidance Range for 2010	Low	High
Diluted net loss per share (1)	$(0.10)	$(0.07)
Depreciation and amortization of consolidated and unconsolidated entities (1)	0.52	0.52
Diluted FFO per share	$0.42	$0.45

(1)  Reflects approximately $5 million of additional depreciation expense on redevelopment properties.  See “Financial and Operating Results” above for additional information.

Funds From Operations

The Company’s business is the ownership, operation and management of real estate.  It believes that Funds From Operations (FFO) is helpful to investors when measuring operating performance because it excludes various items that are considered in the determination of net income that do not relate to or are not indicative of operating performance, such as gains or losses from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income (loss) to FFO is included in the attached table.

Earnings Conference Call

Management will host a conference call on Thursday, November 4, 2010 at 2:00 p.m. EDT to discuss financial and operating results for the quarter ended September 30, 2010.  A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com.  The dial-in numbers are (866) 783-2145 for domestic callers and (857) 350-1604 for international callers (passcode 33105308).  In addition, a telephonic replay of the call will be available until February 4, 2011.  The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 46565714).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, expansion and development of high quality neighborhood and community shopping centers in selected growth markets in the United States.  The Company owns interests in a portfolio of operating retail properties, retail properties under development and operating commercial properties.

Safe Harbor

This press release contains certain statements that are not historical fact and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including, without limitation: national and local economic, business, real estate and other market conditions, particularly in light of the current recession; financing risks, including the availability of and costs associated with sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; risks related to the geographical concentration of our properties in Indiana, Florida and Texas; and other factors affecting the real estate industry generally.  The Company refers you the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

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Kite Realty Group Trust
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2010	December 31, 2009
Assets:
Investment properties, at cost:
Land	$229,078,232	$226,506,781
Land held for development	27,358,808	27,546,315
Buildings and improvements	764,638,869	736,027,845
Furniture, equipment and other	5,144,470	5,060,233
Construction in progress	167,414,630	176,689,227
	1,193,635,009	1,171,830,401
Less: accumulated depreciation	(145,266,371)	(127,031,144)
	1,048,368,638	1,044,799,257
Cash and cash equivalents	12,724,095	19,958,376
Tenant receivables, including accrued straight-line rent of $8,982,455 and $8,570,069, respectively, net of allowance for uncollectible accounts	17,822,311	18,537,031
Other receivables	6,543,165	9,326,475
Investments in unconsolidated entities, at equity	10,854,037	10,799,782
Escrow deposits	10,801,443	11,377,408
Deferred costs, net	21,830,481	21,509,070
Prepaid and other assets	4,274,989	4,378,045
Total Assets	$1,133,219,159	$1,140,685,444

Liabilities and Equity:
Mortgage and other indebtedness	$669,003,276	$658,294,513
Accounts payable and accrued expenses	38,573,656	32,799,351
Deferred revenue and other liabilities	15,850,978	19,835,438
Total Liabilities	723,427,910	710,929,302
Commitments and contingencies
Redeemable noncontrolling interests in the Operating Partnership	44,489,803	47,307,115
Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, no shares issued and outstanding	—	—
Common Shares, $.01 par value, 200,000,000 shares authorized 63,332,646 shares and 63,062,083 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	633,326	630,621
Additional paid in capital	451,045,438	449,863,390
Accumulated other comprehensive loss	(4,866,031)	(5,802,406)
Accumulated deficit	(88,484,324)	(69,613,763)
Total Kite Realty Group Trust Shareholders’ Equity	358,328,409	375,077,842
Noncontrolling Interests	6,973,037	7,371,185
Total Equity	365,301,446	382,449,027
Total Liabilities and Equity	$1,133,219,159	$1,140,685,444

Kite Realty Group Trust
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue:
Minimum rent	$18,292,136	$17,777,146	$53,768,732	$53,611,820
Tenant reimbursements	4,246,120	4,220,185	13,347,228	13,412,648
Other property related revenue	1,346,672	1,027,057	3,295,520	4,387,131
Construction and service fee revenue	1,270,928	2,684,209	5,101,126	14,595,667
Total revenue	25,155,856	25,708,597	75,512,606	86,007,266
Expenses:
Property operating	4,496,055	4,210,950	12,804,258	13,367,022
Real estate taxes	3,158,006	2,677,703	9,697,406	8,958,326
Cost of construction and services	1,147,383	2,381,885	4,543,084	12,958,935
General, administrative, and other	1,260,314	1,387,407	3,891,076	4,276,451
Depreciation and amortization	10,731,138	7,725,827	31,441,383	23,865,302
Total expenses	20,792,896	18,383,772	62,377,207	63,426,036
Operating income	4,362,960	7,324,825	13,135,399	22,581,230
Interest expense	(6,978,767)	(6,815,787)	(21,313,368)	(20,583,919)
Income tax (expense) benefit of taxable REIT subsidiary	(80,954)	80,714	(234,054)	29,529
(Loss) income from unconsolidated entities	(1,847)	73,524	(100,442)	226,041
Non-cash gain from consolidation of subsidiary	—	1,634,876	—	1,634,876
Other income	53,633	42,229	186,193	126,735
(Loss) income from continuing operations	(2,644,975)	2,340,381	(8,326,272)	4,014,492
Discontinued operations:
Operating loss from discontinued operations	—	(231,261)	—	(714,007)
Non-cash loss on impairment of real estate asset	—	(5,384,747)	—	(5,384,747)
Loss from discontinued operations	—	(5,616,008)	—	(6,098,754)
Consolidated net loss	(2,644,975)	(3,275,627)	(8,326,272)	(2,084,262)
Net loss (income) attributable to noncontrolling interests	255,021	(107,743)	841,083	(340,781)
Net loss attributable to Kite Realty Group Trust	$(2,389,954)	$(3,383,370)	$(7,485,189)	$(2,425,043)

(Loss) income per common share – basic and diluted
(Loss) income from continuing operations attributable to Kite Realty Group Trust common shareholders	$(0.04)	$0.03	$(0.12)	$0.06
Loss from discontinued operations attributable to Kite Realty Group Trust common shareholders	—	(0.08)	—	(0.11)
Net loss attributable to Kite Realty Group Trust common shareholders	$(0.04)	$(0.05)	$(0.12)	$(0.05)

Weighted average common shares outstanding - basic	63,288,181	62,980,447	63,206,901	48,489,799
Weighted average common shares outstanding - diluted	63,288,181	62,980,447	63,206,901	48,489,799
Dividends declared per common share	$0.0600	$0.0600	$0.1800	$0.2725

(Loss) income attributable to Kite Realty Group Trust common shareholders:
(Loss) income from continuing operations	$(2,389,954)	$1,445,303	$(7,485,189)	$2,807,688
Discontinued operations	—	(4,828,673)	—	(5,232,731)
Net loss attributable to Kite Realty Group Trust	$(2,389,954)	$(3,383,370)	$(7,485,189)	$(2,425,043)

Kite Realty Group Trust
Funds From Operations
For the Three and Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Consolidated net loss1	$(2,644,975)	$(3,275,627)	$(8,326,272)	$(2,084,262)
Less non-cash gain from consolidation of subsidiary, net of noncontrolling interests	—	(980,926)	—	(980,926)
Less net income attributable to noncontrolling interests in properties	(42,182)	(695,655)	(96,708)	(742,130)
Add depreciation and amortization of consolidated entities, net of noncontrolling interests	10,359,890	7,724,160	30,687,142	23,693,084
Add depreciation and amortization of unconsolidated entities	124,077	52,797	165,436	157,623
Funds From Operations of the Operating Partnership2	7,796,810	2,824,749	22,429,598	20,043,389
Less redeemable noncontrolling interests in Funds From Operations	(850,813)	(319,197)	(2,489,685)	(3,173,320)
Funds From Operations allocable to the Company2	$6,945,997	$2,505,552	$19,939,913	$16,870,069

Basic FFO per share of the Operating Partnership	$0.11	$0.04	$0.32	$0.35
Diluted FFO per share of the Operating Partnership	$0.11	$0.04	$0.31	$0.35
Basic FFO per share of the Operating Partnership (excluding non-cash loss on impairment of real estate asset)3	$0.11	$0.12	$0.32	$0.45
Diluted FFO per share of the Operating Partnership (excluding non-cash loss on impairment of real estate asset)3	$0.11	$0.12	$0.31	$0.45

Basic weighted average Common Shares outstanding	63,288,181	62,980,447	63,206,901	48,489,799
Diluted weighted average Common Shares outstanding	63,522,229	63,090,887	63,439,031	48,575,947
Basic weighted average Common Shares and Units outstanding	71,190,157	71,028,373	71,154,942	56,540,744
Diluted weighted average Common Shares and Units outstanding	71,424,206	71,138,814	71,387,071	56,626,892

____________________
1	Includes non-cash loss on impairment of real estate asset of $5,384,747 for the three and nine months ended September 30, 2009.

2
“Funds From Operations of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

3
The Company believes the supplemental presentation of Funds from Operations of the Operating Partnership excluding the non-cash loss on the impairment of a real estate asset provides useful information to investors regarding its financial condition and results of operations because the measure provides investors with useful comparative information about the recurring operating performance of its core real estate portfolio presented on the same basis as prior periods.  The Company also believes the presentation of this measure provides an investor with the ability to meaningfully assess the operating performance of its portfolio (e.g., an assessment of the amount of revenue and operating expenses a property is experiencing) in a clear and concise manner. Further, the Company believes that this measure allows investors to make a meaningful comparison of its operations compared with its peer real estate investment trusts.